FIRST SUPPLEMENTAL INDENTURE
                               (CONVERTIBLE NOTES)

                  FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of October 10, 1996 between WinStar Communications, Inc., a Delaware corporation, as Issuer (the "Company") and United States Trust Company of New York, as Trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, in accordance with Section 9.01 of the Convertible Notes Indenture, dated as of October 23, 1995, between the Company and the Trustee (the "Indenture"), relating to the Company's 14% Convertible Senior Subordinated Discount Notes due 2005 of the Company (the "Notes"), the Trustee and the Company as of the date hereof desire to amend the Indenture as herein set forth;

                  WHEREAS, such amendment will not materially and adversely affect the rights of any holder of the Notes, or adversely affect the interests of the holders in any material respect;

                  WHEREAS, the Board of Directors of the Company has authorized and approved such amendment to the Indenture; and

                  WHEREAS, all other things necessary to make this First Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

                  SECTION 2. Amendment of Section 4.10(vi). Section 4.10(vi) of the Indenture is hereby amended as follows:

                           "(vi) purchase money or other Liens upon equipment or
                  inventory acquired or held by the Company or any of its Restricted Subsidiaries taken or obtained by (a) the seller or lessor of such inventory or equipment to secure all or a part of the purchase price or lease payments therefor or (b) the person who makes advances or incurs obligations, thereby giving value to the Company to enable it to purchase or acquire rights in such inventory or equipment, to secure the repayment of all or a part of the advances so made or obligations so incurred; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the inventory or equipment acquired; or"

                  SECTION 3. Governing Law. This First Supplemental Indenture shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  SECTION 4. Counterparts. This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original.

                  SECTION 5. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                                     WINSTAR COMMUNICATIONS, INC.


                                     By: _______________________________
                                          Name:
                                          Title:


                                     UNITED STATES TRUST COMPANY OF NEW YORK


                                     By: _______________________________
                                           Name:
                                           Title: